Exhibit 10.7(iii)

TopSpin Medical (Israel) Ltd.

To:	Date: April 6th, 2006
Mr. Erez Golan, CEO
Re: Amendment to Employment Agreement
Dear Sir,
1.	Pursuant to Section 6.6 of your employment agreement with the TopSpin Medical (Israel) Ltd. (the “Company”), dated as of December 9, 2002, as amended (the “Employment Agreement”; all capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Employment Agreement), you are entitled to a class C Company Car and were provided with a Citroen C5 (the “Car”).

2.	As a result of the reclassification of the new Citroen C5 currently used by you, the Car is now classified as a class D car.

3.	This letter is to inform you that in accordance with the resolution of the Board of Directors of the Company, dated as of April 6th, 2006, Section 6.6 to the Employment Agreement shall be amended such that the Company Car you shall be entitled to under the Employment Agreement shall be a class D car, effective as of January 1, 2006.

4.	All other terms and conditions of the Employment Agreement not specifically amended herein shall remain unchanged and in full force and effect.

5.	Please confirm your consent to the abovementioned by returning an executed copy of this letter.

TopSpin Medical (Israel) Ltd.
I accept and confirm the above:

Erez Golan, CEO